Exhibit 10.1(b)

Execution

Fieldstone Mortgage Company
Fieldstone Investment Corporation
11000 Broken Land Parkway
Suite 600
Columbia, Maryland 21044

December 28, 2005

Lehman Brothers Bank, FSB

745 Seventh Avenue

7th Floor

New York, New York 10019

Re:          Pricing and Fee Letter

Gentlemen:

Reference is made to that certain First Amendment to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 28, 2005 (as amended, modified or supplemented from time to time, the “Repurchase Agreement”) between Fieldstone Mortgage Company (“FMC”), Fieldstone Investment Corporation (“FIC”) (FIC and FMC shall be individually and collectively referred to herein as “Seller”) and Lehman Brothers Bank, FSB (“Buyer”).  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement.

For the purposes of the Repurchase Agreement, the “Pricing Spread” means: (a) 0.70% for each High Purchase Price Mortgage Loan that is a Dry Ink Mortgage Loan; (b) 0.90% for each High Purchase Price Mortgage Loan that is a Wet Ink Mortgage Loan; (c) 0.60% for each Medium Purchase Price Mortgage Loan that is a Dry Ink Mortgage Loan; (d) 0.80% for each Medium Purchase Price Mortgage Loan that is a Wet Ink Mortgage Loan; (e) 0.50% for each Low Purchase Price Mortgage Loan that is a Dry Ink Mortgage Loan; and (f) 0.70% for each Low Purchase Price Mortgage Loan that is a Wet Ink Mortgage Loan.

In order to induce Buyer to enter into the renewal to the facility described in the Repurchase Agreement, and as compensation for services rendered or to be rendered by Buyer under the Repurchase Agreement, Seller shall pay Buyer a non-refundable commitment fee in the amount of $375,000.00.  Although this fee is deemed to be fully earned on the date hereof, it is payable in twelve payments of $31,250.00 (each, a “Payment”).  The first Payment will be paid by Seller to Buyer on the date hereof and the remaining eleven payments will be paid by Seller to Buyer on the first day of each month beginning with February 1, 2006 and ending with December 1, 2006.

On the day following the dates March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 (with respect to each immediately preceding three month period), Seller shall pay to Buyer a non-use fee (“Non-Use Fee”) equal to the product of (x) 0.125% multiplied by (y) the fraction expressed as a percentage the numerator of which equals the number of days in the applicable period and the denominator of which equals 365 multiplied by (z) an amount equal to (a) the Facility Amount minus (b) the average Repurchase Price for all Transactions on each day during the applicable period; provided, no Non-Use Fee shall be payable during the initial three (3) months of the term of the Facility or if the amount determined for the preceding clause (b) during any such period exceeds 50% of the Facility Amount.

Seller’s failure to comply with this letter shall constitute an Event of Default under the Repurchase Agreement.

If Buyer terminates the Repurchase Agreement other than with respect to an Event of Default, and at the time of termination no Event of Default had occurred or was continuing, (a) Seller shall not be required to pay Buyer any of the remaining Payments and (b) with respect to any Payment already made by Seller to Buyer for which the entire calendar month attributed to such Payment has not been completed (an “Incomplete Month”), Buyer shall return to Seller the portion of such Payment equal to the product of (x) the fraction the numerator of which equals $31.250.00 and the denominator of which equals the number of days in the Incomplete Month times (y) the number of days remaining in the Incomplete Month as of the date of termination.

The terms of this fee letter may be modified only by a subsequent letter signed by Buyer and Seller.  This fee letter is delivered to Seller with the understanding (and Buyer has relied on Seller’s assurances) that the terms of this fee letter will be kept confidential and not disclosed to any third party except those in confidential relationship to Seller, such as officers, directors, legal counsel, investment bankers, or as required by law, without the express prior written consent of Buyer.

THIS FEE LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This fee letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this fee letter by signing any such counterpart.  Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

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If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this fee letter.

Very truly yours,

FIELDSTONE MORTGAGE COMPANY

By:	/s/ Mark C. Krebs
Name:	Mark C. Krebs
Title:	Senior Vice President and Treasurer

FIELDSTONE INVESTMENT CORPORATION

By:	/s/ Mark C. Krebs
Name:	Mark C. Krebs
Title:	Senior Vice President and Treasurer

AGREED:

LEHMAN BROTHERS BANK, FSB

By:	/s/ Fred Madonna
Name: Fred Madonna
Title: Authorized signature